UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

DARÉ BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On or about October 27, 2026, the following letter was sent to stockholders of Daré Bioscience, Inc. regarding its special meeting of stockholders scheduled to be held on November 10, 2026.

*****

Dear Daré Bioscience Stockholder:

We recently made proxy materials available to you relating to proposals to be voted on at Daré Bioscience, Inc.’s Special Meeting of Stockholders, which is scheduled to be held on November 10, 2026.

You are receiving this reminder because your votes were not yet processed at the time that this letter was mailed.

Even if you plan to attend the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

Your vote is very important. The fastest and easiest way to vote is by telephone or online. Instructions on how to vote your shares by telephone or online are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided. Please note that if you own shares of Daré Bioscience stock in multiple accounts, you may receive multiple packages that are not duplicates. Please be sure to vote all of your accounts holding Daré Bioscience shares.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-888-777-2094, Monday through Saturday, from 9 a.m. to 9 p.m. Eastern Time.

Thank you for your investment in Daré Bioscience and for taking the time to vote your shares.

Sincerely,

Daré Bioscience, Inc.